EXHIBIT 23.1



                           CONSENT OF PERRY-SMITH LLP

                          INDEPENDENT AUDITOR'S CONSENT


     We consent to incorporation of our report dated February 19, 2002 in this Form 10-KSB, relating to the balance sheets of Ophthalmic Imaging Systems as of December 31, 2001 and 2000, and related statements of operations, shareholders' deficit and cash flows for the year ended December 31, 2001, the four months ended December 31, 2000 and the year ended August 31, 2000.




                                        /s/ Perry-Smith LLP


Sacramento, California
March 22, 2002